EXHIBIT 10.15

                     UNITED GENERAL TITLE INSURANCE COMPANY

                             ISSUING AGENT AGREEMENT

     This agreement, ("Agreement") made this 21st day of January, 1998 between UNITED GENERAL TITLE INSURANCE COMPANY, a corporation organized under the laws of the State of Louisiana, having its main office at 999 18th Street, Suite 3400, Denver, Colorado, 80202, hereinafter referred to as "Company", and CAPITAL TITLE AGENCY, INC., operating as a licensed Underwritten Title Company in ARIZONA, hereinafter referred to as "Issuing Agent".

     The parties hereto, in consideration of the mutual promises, covenants and agreements herein contained, do agree as follows:

1.   APPOINTMENT

     The Company hereby appoints Issuing Agent as its representative to originate and solicit applications for and to sign, countersign and issue commitments, binders, guarantees, title reports, title insurance policies endorsements and other contracts under which the Company assume liability for the condition of title to land (hereafter sometimes referred to as "Title Assurance") with the rules, regulations, procedures and instructions of the Company as set forth herein, and subject to all applicable laws, rules and regulations of the Territory, as hereinafter defined, whether now in force or hereafter issued and promulgated. The appointment of the Issuing Agent herein is on a mutually non-exclusive basis and is subject to rights of other Issuing agents of the Company to conduct business and to the right of the Company to appoint other Issuing agents.

2.   TERRITORY

     The Issuing Agent shall have the authority to operate its title business under the terms and conditions of this agreement in the following geographical area, hereinafter referred to as Territory, but not otherwise:

                      MARICOPA, MOHAVE AND YAVAPAI COUNTIES
--------------------------------------------------------------------------------

3.   ISSUING AGENT RIGHTS AND RESPONSIBILITIES

     a. During the term of this agreement, Issuing Agent shall maintain and operate a business office devoted to the conduct of a title insurance agency business, maintain adequate personnel to originate and service such business, and actively remain engaged in the title insurance agency business.

     b. Issuing Agent shall receive and process applications for title insurance in a prudent, safe, sound and ethical manner and in accordance with recognized underwriting principles and the rules, regulations and procedures of the Company, and subject to all applicable laws, rules and regulations of the state or states in which it operates, whether now in force or hereafter issued and promulgated.

     c. Issuing Agent shall determine insurability of title based on one or more of the following methods:

          i An examination of mailers disclosed in a search by Issuing Agent of all relevant public records.

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          ii.  An  examination  of an abstract of title which shows all relevant public records prepared and certified by Issuing Agent or by another recognized professional abstractor whose work is accepted by prudent local title examiners and is approved by the Company.

          iii. An   examination   of  Issuing   Agent's   indices   and  records
               supplemented to the extent necessary by an abstract or search of the public records.

          iv. Title reports or opinions, on forms furnished or approved by Company, by Attorneys at Law approved by Company, if permitted by law.

          v. Title reports, commitments, or certificates issued by Company, the contents of which shall be the responsibility of Company.

     d. All supporting documents on which insurability of title is based, including, but not limited to abstracts, examinations of title, title reports, title notes, chain of title printouts, copies of recorded documents, policies, commitments, affidavits, lien waivers, surveys, worksheets and maps. shall be preserved and maintained in the Issuing Agent's Possession and control during the term of this Agreement and thereafter for a period of at least ten years, or for any longer periods as required by law. The Company shall have a reasonable right of access to each such file and its complete contents, or a duplicate copy thereof, pertaining to the issue of a title policy of the Company or any other matter for which the Company may have responsibility.

     e. Issuing Agents shall collect or see to the collection of all title underwriting premiums due the Company for Title Assurances from the parties responsible therefor. Immediately upon receipt by the Issuing Agent, these premiums become the property of the Company and are held in trust on behalf of the Company by and shall be deposited in a segregated trust account in the name of the Company by the Issuing Agent Issuing Agent shall, on a monthly basis, submit a report to the Company of all Title Assurances issued during the preceding month and premium fees therefrom due the Company. Methods of reporting are described in the Issuing Agent's Procedures Manual and in periodic Company bulletins. Each report shall include a complete copy of the policy schedules and endorsements as issued to the insured. - Issuing Agent may retain commissions as calculated in accordance with Schedule A hereto and remit only the amount due Company. If the Issuing Agent is eligible for and participates in the Company's premium billing plan, payment in full of premium billed is expected within thirty days of receipt of said bill. Failure to remit premium due within thirty days may result in either a suspension or revocation of the Issuing Agent's authority to issue title policies on behalf of the Company.

     f. Issuing Agent shall, maintain a policy register in form provided by or approved by Company by which Issuing Agent shall enter a record of all insuring forms supplied by Company and their disposition.

     g. Safely keep and store all policies and forms delivered by Company to Issuing Agent and be liable to Company for any loss or damage suffered by Company by reason of wrongful or negligent use of such forms. Further, Issuing Agent shall maintain a policy register and shall account for said forms and return all spoiled, obsolete or canceled policies and forms to Company.

     h. Agents agrees to cooperate and assist in the defense of any litigation brought as a result of any claim based upon a policy or commitment issued by Issuing Agent or insured closing service- letter issued on behalf of Issuing Agent, or in any matter in which the Company becomes involved as a result of the Issuing Agent's business.

     i. The Issuing Agent shall immediately notify Company of an attempted service of process upon Issuing Agent as representative of Company and the reasons therefore, if readily obtainable.

     j. If a claim is filed with Issuing Agent arising under any title insurance issued by Issuing Agent, Issuing Agent will immediately make a written report thereof to Company at 999 Eighteenth Street, Suite 3400, Denver, Colorado 80202 and shall lend all reasonable assistance to Company in investigating, adjusting or contesting any claim.

     k. The parties hereto understand and agree that Issuing Agent is not an Issuing Agent of Company for purposes of conducting an escrow or settlement business. However, because Company may be liable for acts of Issuing Agent with

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regard to the settlement or escrow business  Issuing Agent,  under state law, or regulation, or otherwise, Issuing Agent shall allow Company's representatives to audit or review the accounts, checks, books, files and records of Issuing Agent to the extent permitted by law at any reasonable time without notice. Issuing Agent shall provide Company with a copy of any audit performed of Issuing Agent's books and records by any public or private auditor or agency within thirty (30) days after Issuing Agent receives said audit report. In those instances where Issuing Agent closes transactions and receives and disburses the money of others, Issuing Agent shall keep and maintain a separate bank account or accounts for escrow, settlement or closing funds. Issuing Agent shall maintain such funds in trust for the parties entitled thereto, Issuing Agent further agrees to reconcile said escrow accounts on a monthly basis and to maintain adequate records of said escrow, settlement or closing funds and submit same to Company upon request

     l. Issuing Agent agrees to follow the minimum guidelines described below for handling, accounting and disbursement of closing or escrow funds which come into the Issuing Agents possession and for which the Company may be or become responsible:

          i. Issuing Agent agrees that funds received in connection with an escrow, closing, funding or transaction in which a policy of title insurance of the Company is to be issued are "trust funds" and agrees to keep such trust funds in a federally insured financial institution, in an account or accounts separate `from the Issuing Agent's operating account and designated as "trust" or "escrow" account and to disburse such funds only for the purposes for which they were entrusted.

          ii. A record of each and every receipt and disbursement transaction shall be kept in an escrow accounting ledger or system which contains a record of each escrow for which Issuing Agent has assigned an internal file number. This accounting record should contain sufficient detail for purposes of identifying every receipt and check by number and escrow number, and the disbursements and deposits must balance on a daily basis wit the escrow bank account balances involved. Any debit (shortage) balances which appear for any escrow must be immediately rectified by either correction of an error or the deposit of sufficient funds to eliminate the shortage.

          iii. The bank account should be reconciled to the control account (checkbook) monthly. A trial balance of the individual escrow ledger records should be prepared monthly, retained, and the total reconciled to the control account (checkbook) and reconciled bank balance monthly. Checks and drafts should be pre-number, used in numerical sequence, properly safeguarded and required dual signatures unless impractical.

     m. Issuing Agent shall not, without written approval of the Company which approval shall be at the Company's sole absolute and unfettered discretion:

          i.   Commit the Company to a risk in excess of $500,000.00.

          ii. Commit the Company to a risk involving a title where Issuing Agent has knowledge of defects, adverse claims or questions of title known in the community.

          iii. Any unusual, uninsurable or, or extra ordinary risk as set forth in Company's rules, instructions or manuals or known by Issuing Agent

          iv. Accept an application for title insurance for an amount less than the present fair market value of the premises involved for owner's policies nor for less than the amount of indebtedness for loan policies.

          v. Vary or. change the printed portion of any form of commitment, policy or endorsement, nor commit Company to any particular interpretation of the terms or provisions of any commitment, policy or endorsement.

          vi. Incur debt in the name of the Company, adjust any claim for loss on behalf of the Company or accept service of summons, or other process on behalf of the Company.

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          vii. Receive any fund,  including escrow or closing funds, in the name of the Company, but shall receive and account for same on its own account.

          viii.Issue any Title Assurance on land in which Issuing Agent or any of its employees, officers or directors, partners or stockholders have an interest or will have an interest upon issuance of the Title Assurance.

          ix.  Charge a premium less than one approved by Company or promulgated
               by  the  Insurance   Commissioner  in  the  state  of  operation,
               exclusive of any special work charges where permitted.

          x. Issuing Agent shall not create liability of Company to any party for funds deposited in the Issuing Agents escrow or trust account.

     n. Issuing Agent agrees to indemnify Company for all loss, costs or damage including attorney's fees and other costs which Company may sustain or become liable for on account of:

          i. Failure of Issuing Agent to comply with the terms of this Agreement or with rules, regulations and instructions given to Issuing Agent by Company.

          ii. Any dishonest, fraudulent malicious, criminal or grossly negligent act, or dishonest fraudulent malicious or grossly negligent omission by Issuing Agent, its employees or its agent, in connection with either:

               a. The issuance of an abstract of title, commitment, evidence of title, or policy of the company, or

               b. A closing by the Issuing Agent its employees, or its agents of any transaction involving the issuance of a policy of the company.

          iii. Escrow loss limited to losses occasioned by Issuing Agent's failure to disburse properly or close in accordance with escrow instruction; or where such escrow funds are misappropriated by Issuing Agent, its officers, employees or agents.

          iv. Any loss suffered by an insured under a usual form of title policy where any printed exceptions, conditions and stipulations have been eliminated or modified without the express approval of the Company.

          v. Any and all losses payable on the basis of erroneous preliminary reports or other title reports when no title insurance policy has been issued.

          vi. Any and all losses arising from the payoff of existing liens by parties other than the Issuing Agent unless approved by the Company.

          vii. Fraud, dishonesty or defalcation of Issuing Agent, its employees, officers, directors or agents of Issuing Agent.

          viii.Any act or failure to act of an employee, agent, officer pr attorney of Issuing Agent which could result in Company being liable for bad faith, unfair claim practices, punitive damages or deceptive trade practices.

     o. Issuing Agent may, at its option, pay any and all claims brought against it under terms of this section, and shall then be subrogated to the rights of Company with respect to same.

     p. Issuing Agent shall carry at its own cost and expense the professional liability insurance policy or policies and/or bonds shown on Schedule B attached hereto, and provide complete copies of same to the Company.

     q. Issuing Agent shall not use in its corporate name or any assumed business name the words "United General" with out the written consent of the president of the Company. Issuing Agent shall not state or imply in advertising,

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business promotional material or otherwise, the existence of any relationship or affiliation between the Company and Issuing Agent other than that Issuing Agent is an authorized policy issuing agent of Company.

4.   COMPANY RIGHTS AND RESPONSIBILITIES

     a. Company shall have the right at all reasonable times to examine all trust or escrow accounts or records of Issuing Agent and to check any and all settlement checks, books, records and files of Issuing Agent pertinent to its title and escrow operations. Issuing Agent shall promptly, upon request by Company, authorize the bank or other depository institution where such trust or escrow accounts pertaining to the title and escrow operations are located to allow the Company a right of access to such accounts.

     b. Company shall determine promptly all questions of risk submitted by the Issuing Agent and to issue a written approval or denial of the risk, if the risk submitted is in writing or if specifically requested by Issuing Agent to issue a written memorandum regarding basis of the denial of incurring such risk.

     c. The Company shall be liable for all losses, damages, expenses and costs arising out of claims covered by and based upon title insurance forms issued under the terms of this Agreement excepting only those losses, damages, expenses and costs caused by actions or omissions for which Issuing Agent is made responsible herein.

     d. Company shall have the right to adjust, settle or compromise claims and, in its sole discretion, to commence, defend, compromise or withdraw from actions, suits or prosecutions and in general do all things in connection therewith that it may deem expedient.

5.   TERMINATION

     a. This Agreement may be canceled by either party hereto by written notice of intention to cancel sent by certified mail by either party to the other. Any cancellation shall take effect at the expiration of sixty (60) days after the mailing of such notice, unless mutually agreed by the parties to take effect at an earlier or later date. In the event of a material breach of this Agreement, a party may terminate this Agreement effective immediately by giving notice to the other by certified mail.

     b. This  Agreement  may be  terminated  by either party hereto after thirty
(30) days following the filing of a petition in bankruptcy by either party hereto, or when the petition, if filed by a creditor of such party, contains an allegation of insolvency and results in a final adjudication of bankruptcy against either party, or if either party should go into liquidation, receivership or have a conservator or rehabilitator appointed.

     c. The Company shall have the right forthwith to cancel and terminate this Agreement in the event Issuing Agent falls to report and to pay to Company the underwriting risk premium due the latter in accordance with the provisions of paragraph 3e herein above, or otherwise fails to company with the terms and provisions of this Agreement or if Company shall receive information of any act of apparent fraud or dishonesty on the part of the Issuing Agent or any of Issuing Agent's officers. employees or agents.

     d. In the event of any shortage of funds in Issuing Agent's escrow, closing or trust account, Company may terminate this Agreement immediately upon written notice to the Issuing Agent, notwithstanding any provision s herein to the contrary.

     e. The issuance of a Cease and Desist Order by any legally authorized regulatory agent by the terms of which Issuing Agent is prohibited from further business activity in Arizona as a title insurance agency.

     f. Issuing withdrawal, voluntary, by Company from the Territory, or any part thereof covered by this Agreement or the disqualification of Company to transact or continue to transact business therein, shall automatically terminate this agreement. It is expressly agreed that Company has the right at any time, solely at its option, to withdraw from such Territory, or any part thereof, or cease business therein for any reason deemed proper and sufficient by Company, including but not limited to business, economic and financial reasons, or on

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account of any taxes,  license fees,  laws,  restriction,  or of  regulations or orders of any governmental authority affecting the business contemplated hereunder or the mode or cost of transacting same, or premiums or income arising therefrom.

     g. Upon the termination of this Agreement, all supplies, forms and records of Company in the possession of Issuing Agent shall promptly be delivered by Issuing Agent to Company, and Issuing Agent shall promptly account for and pay to Company all underwriting fees due, including but not limited to underwriting fees which Issuing Agent has collected for policies to be issued, pursuant to outstanding commitment. Notwithstanding a termination of the agreement, all duties obligations and undertaking s of the Issuing Agent herein contained shall survive such termination and remain in full force and effect until such time as the same have been fully performed.

     h. If, upon termination of this Agreement, Issuing Agent shall have in its possession or under its control any funds or other indemnity against loss or damage to Company, upon or by reason of a commitment or policy, Issuing Agent shall forthwith transfer said funds and other indemnity to Company, together with all agreements and other writings pertaining thereto.

     i. At the option of Company, this Agreement may be terminated should there be a change in ownership of the controlling interest of the Issuing Agent or a change in the management of the Issuing Agent. A change in the ownership of the capital stock of at least 51% or more of such stock shall be deemed to be a change in the ownership or controlling interest of the Issuing Agent. Notification to the Company of such change in ownership or control must occur within thirty days of said change.

6.   MISCELLANEOUS

     a. Company may from time to time promulgate rules for the transaction of a title insurance business by Issuing Agent. Issuing Agent agrees to abide by such rules and regulations.

     b. All notices provided herein shall be in writing, by certified mail, return receipt requested, addressed to the parties set forth below or as may be changed by further communications in writing.

          i. Notices to Issuing Agent shall be sent to:

             Capital Title Agency, Inc.
             4808 N. 22nd Street, Suite 200
             Phoenix, Arizona  85016
             Attn:  Donald A. Head

          ii. Notices to Company shall be sent to:

              United General Title Insurance Company
              999 Eighteen Street, Suite 3400
              Denver, Colorado  80202
              Attn:  Agency Department

     c. This agreement together with all of the schedules attached hereto constitutes the entire relations between the parties and there are no representations, warranties, covenants or promises, whether made as inducement to the execution hereof, or otherwise, not set forth herein, all such and all prior negotiations being expressly merged and integrated herein.

     d. This Agreement is binding on and ensures to the benefit of any corporate successors of Company.

     e. This Agreement is not transferable by either party without the written consent of the other.

     f. In the event any portion of this Agreement is held to be invalid and/or unenforceable under applicable law, the remaining portion of this Agreement shall continue in full force and effect as if the invalid and/or unenforceable portion had never been included in this Agreement.

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

     g. If either party shall institute an action against the other party for breach of this Agreement, the unsuccessful party shall pay court costs and reasonable attorney's fees to the successful patty.

     h. If this Agreement is canceled pursuant to any of the terms hereof, the obligations to make any payments, provide notification as to claims and to provide the records and files or access thereto shall continue beyond the date of the cancellation of this Agreement.

     i. Company agrees to pay premium taxes or any taxes similar thereto assessed against the title insurance premiums and Issuing Agent agrees to pay all other taxes of whatever nature to all other taxing authorities.

     j. No failure by Company to insist upon strict performance of any provision of the Agreement or to exercise any right power, or remedy arising out of a breach of this Agreement and no acceptance of any payment or remittance from Issuing Agent during such breach, shall constitute a waiver of such breach or of any such provision. No express waiver of any such breach shall affect this Agreement, which shall continue in full force and effect. No express waiver of any such breach shall affect the rights of Company as to any other then existing or subsequent breach of any provision of this Agreement.

     k. Captions used in this Agreement are not binding as they relate to the body of the Agreement.

In witness whereof, the parties hereto have caused this agreement to be executed the day and year first above written.

UNITED GENERAL TITLE INSURANCE COMPANY           CAPITAL TITLE AGENCY, INC.
a Louisiana corporation

BY: /s/ Wayne Johnston                           BY:/s/ Donald R. Head
   -----------------------------------              ----------------------------
                                                        DON HEAD

ITS: Vice President                              ITS: CEO
    ----------------------------------               ---------------------------


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                                   SCHEDULE A

Attached to and made a part of the Agreement between UNITED GENERAL TITLE INSURANCE COMPANY, hereinafter referred to as Company and

CAPITAL TITLE AGENCY.  INC.
hereinafter referred to as Issuing Agent.

                   EFFECTIVE DATE OF AGREEMENT, DESCRIPTION OF
             ISSUING AGENT'S TERRITORY, RISK LIMITS, TITLE INSURANCE
                      RATES, COMMISSIONS, AND CANCELLATION

1.   Effective date of this Agreement:

2. Issuing Agent shall not insure any risk in excess $500,000.00 without prior approval of Company.

3. RATES. Attached to this Schedule A and identified as "Exhibit 1" are the title insurance rates referred to in this Agreement This Agreement and this schedule shall automatically be amended to include any amendments to title insurance rates that may be enacted or promulgated by any governmental agency, legislature or commission. Company shall provide copies of said amendments to Issuing Agent;

4. COMMISSIONS. Issuing Agent shall be entitled to a commission on all Title Assurances issued by Issuing Agent for Company, which commission shall be 90 % of the title insurance rates set forth in Exhibit 1 attached hereto.

5. COMMISSIONS. In cases where Company directly refers title insurance business to Issuing Agent, Issuing Agent shall be entitled to a commission on those Title Assurances issued by Issuing Agent for such referred business, which commission shall be 90% of the insurance rates set forth in Exhibit 1 attached hereto.

6. CANCELLATION. This Agreement may be canceled by either party hereto, other than as set forth in Section 5 of the Agency Agreement, by written notice of intention to cancel sent by registered or certified United States mail to the other party hereto at their last known business address. Any such cancellation shall take effect at the expiration of sixty (60) days after the mailing of such notice.


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

                                   SCHEDULE B

Attached to and made a part of the Agreement between UNITED GENERAL TITLE INSURANCE COMPANY, hereinafter referred to as Company and

CAPITAL TITLE AGENCY. INC.
hereinafter referred to as Issuing Agent.

                     ISSUING AGENT'S FINANCIAL CONDITION AND
                               INSURANCE COVERAGES

1. Issuing Agent shall, upon request, provide Company with a balance sheet and income statement, as of the close of Issuing Agent's most recent fiscal year or at such other times as requested by Company.

2. Issuing Agent agrees that it will obtain and maintain the following insurance coverages in a form acceptable to the Company.

The following provisions as indicated and initialed are applicable to this Agreement.

[ ] Title Insurance Agent's Errors and Omissions Policy and Opinion of Title Coverage with limits of not less than $_____.

[ ] Abstractor's Error and Omissions Policy with limits of not less then $________________.

[ ] Escrow Agent's Errors and Omissions Policy with limits of not less than $_______________.

[ ] Commercial blanket bond or similar fidelity bond covering its officers and employees with limits of not less than $__.

[ ] Lawyer's Professional Liability insurance with limits of not less than $______________.

[ ] Such other insurance or bonding as required by the laws of the state or territory where Issuing Agent is engaged in business.

Any of the above policies shall provide that at least ten (10) days prior notice of cancellation shall be given to Company. Issuing Agent agrees to furnish Company with evidence of compliance with this provision, including a copy of said policy(ies) and every renewal thereof.


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

                                   SCHEDULE C

Attached to and made a part of the Agreement between UNITED GENERAL TITLE INSURANCE COMPANY hereinafter referred to as Company and

CAPITAL TITLE AGENCY.  INC.
hereinafter referred to as Issuing Agent

                        INSURED CLOSING AGENCY AGREEMENT

     WHEREAS, Issuing Agent is authorized to issue tide insurance on behalf of Company in the State of ARIZONA and in connection therewith, has been requested by one or more lending institutions to close real estate loans on behalf of such lending institutions and issue Title Assurances in connection therewith; and

     WHEREAS, such lender or lenders have or may in the future request, in connection with such loan closings, a guaranteed loan closing letter from Company assuring the faithful performance of the closing instructions of such lender by Issuing Agent

     NOW, THEREFORE, in consideration of the issuance of such guaranteed closing letters in the past or hereafter by Company, Issuing Agent undertakes to indemnify Company from any and all liability, loss or damage Company may suffer as a result of claims, demands, costs or judgments arising against it as a result of its issuance of any such guaranteed closing letters.

     It is agreed that Company may. at any time, and without notice to Issuing Agent, cancel such guaranteed closing letters.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BY:/s/ E. Wayne Johnston                         BY: /s/ Donald A. Head
   --------------------------------------           ----------------------------
   E. Wayne Johnston                                  Donald A. Head
   Vice President                                     Chairman/CEO
   United General Title Insurance Company             Capital Title Agency, Inc.



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

                                   SCHEDULE D

Attached to and made a part of the Agreement between UNITED GENERAL TITLE INSURANCE COMPANY, hereinafter referred to as Company and

CAPITAL TITLE AGENCY.  INC.
hereinafter referred to as Jssuing Agent

Being part of a certain Agency Contract between United General Title Insurance Co.,. and Issuing Agent:

1. If co-insurance is required by an insured, the cost of such co-insurance will be deducted from the premium and sent to Company together with the normal underwriting fee on the balance..

2. Issuing Agent shall indemnify and hold the Company harmless from all losses sustained by it as a proximate result of Issuing Agent's fraudulent or other willful misconduct, or gross negligence, while acting in any capacity by reason of which the Company becomes legally responsible for such acts or omissions.

3. Issuing Agent shall be liable for the first Five Thousand ($5,000.00) dollars, including the Company's attorney fees and preliminary investigation expenses relating to claims or demands made under title insurance undertakings issued by Company though Issuing Agent provided such losses are not the proximate result of fraud or other willful misconduct or gross negligence on the part of Issuing Agent.






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